Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-1) and related Prospectus of Pacific Continental Corporation and to the incorporation by reference of our report dated March 12, 2009, relating to the consolidated balance sheets of Pacific Continental Corporation and Subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008, and of our same report, with respect to the Company’s internal control over financial reporting as of December 31, 2008, included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission, incorporated by reference in this Registration Statement and related Prospectus for the registration of the Company’s no par value common stock having a maximum aggregate offering price of $8,050,000.

Portland, Oregon

October 14, 2009